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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
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

                       AES TRUST III                                           THE AES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)        (Exact Name of Registrant as Specified in Its Charter)

                         DELAWARE                                                  DELAWARE
         (State of Incorporation or Organization)                  (State of Incorporation or Organization)

                        54-1840550                                                54-1163725
           (I.R.S. Employer Identification No.)                      (I.R.S. Employer Identification No.)

                 C/O THE AES CORPORATION                                    C/O THE AES CORPORATION
                  1001 NORTH 19TH STREET                                    1001 NORTH 19TH STREET
                   ARLINGTON, VA 22209                                        ARLINGTON, VA 22209
                      (703) 522-1315                                            (703) 522-1315
         (Address of Principal Executive Offices)                  (Address of Principal Executive Offices)

        If this form  relates to the  registration                 If this form  relates to the  registration
        of  a  class  of  securities  pursuant  to                 of  a  class  of  securities  pursuant  to
        Section  12(b) of the  Exchange Act and is                 Section  12(g) of the  Exchange Act and is
        effective pursuant to General  Instruction                 effective pursuant to General  Instruction
        A.(c), please check the following box. [ ]                 A.(d), please check the following box. [ ]


Securities Act registration statement file number to which this form relates: 333-81953

Securities to be registered pursuant to Section 12(b) of the Act:

                   Title of Each Class                                  Name of Each Exchange on Which
                   to be so Registered                                  Each Class is to be Registered
                   -------------------                                -----------------------------------
           Trust Convertible Preferred Security                             New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                                 (Title of Class)
                                                 ---------------)
                                                      (None)
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ITEM 1:   DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED

         The title of the class of securities to be registered hereunder is "Trust Convertible Preferred Security" (the "Securities"). A description of the Securities is set forth under the captions "The AES Trusts", "Description of the Preferred Securities", "Description of the Preferred Securities Guarantees," and "Description of the Junior Subordinated Debt Trust Securities" in the prospectus included within the Registration Statement on Form S-3 of the Registrants filed with the Commission under the Securities Act of 1933, as amended (Registration No. 333-81953) (the "Registration Statement"), and the description set forth under the captions "AES Trust III", "Description of the Preferred Securities", "Description of the Guarantee" and "Description of the Junior Subordinated Debentures" in a Prospectus Supplement relating to the securities filed by the Registrants pursuant to rule 424(b) under the Securities Act of 1933, as amended. The information in the foregoing Registration Statement and Prospectus is incorporated herein by reference.

ITEM 2:   EXHIBITS

               1. Prospectus dated July 13, 1999, included in the Registrants' Registration Statement (Registration No. 333-81953-01) on Form S-3 as filed with the Commission on June 30, 1999 and as amended by Amendment No. 1 filed with the Commission on July 13, 1999 and the accompanying prospectus supplement, dated September 27, 1999 and hereby incorporated by reference herein.

               2. Declaration of Trust dated November 1, 1996 of AES Trust III (incorporated by reference to Exhibit 4.14 of Amendment No. 1 to Registration Statement No. 333-15487 on Form S-3 filed with the Commission on November 18, 1996).

               3. Form of Amended and Restated Declaration of Trust of AES Trust III (incorporated by reference to Exhibit 4.9 of Amendment No. 2 to Registration Statement No. 333-15487 on Form S-3 filed with the Commission on November 18, 1996).

               4.   Form  of  Preferred   Security   (included  in   immediately
                    preceding exhibit)

               5. Form of Preferred Securities Guarantee with respect to the Preferred Securities (incorporated by reference to Exhibit
                    4.13 of Amendment No. 2 to Registration Statement No. 333-15487 on Form S-3 filed with the Commission on November 27, 1996).

               6. Junior Subordinated Debt Trust Securities Indenture dated as of March 1, 1997 between The AES Corporation and The First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-46189 on Form S-3 filed on February 12, 1998).

               9.   Form of Supplemental Indenture (incorporated by reference to
                    Exhibit 4.11 to Registration Statement No. 333-15487 on Form S-3 filed on November 4, 1996).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   AES Trust III

                                   By: The AES Corporation
                                        as Sponsor


                                   By: /s/ William R. Luraschi
                                       -----------------------------------------
                                       Name:  William R. Luraschi
                                       Title: Vice President and Secretary

                                   The AES Corporation


                                   By: /s/ William R. Luraschi
                                       -----------------------------------------
                                        Name:  William R. Luraschi
                                        Title: Vice President and Secretary

Date: October 7, 1999



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